As filed with the Securities and Exchange Commission on December 31, 1996
                                                 Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          Dendrite International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
         (State or Other Jurisdiction of Incorporation or Organization)
                                   22-2786386
                     (I.R.S. Employer Identification Number)

           1200 Mount Kemble Avenue, Morristown, New Jersey 07960-6797
                            Telephone: (201) 425-1200
               (Address of Principal Executive Offices) (Zip Code)

                         401(k) Retirement Savings Plan
                            (Full Title of the Plans)

                                 John E. Bailye
                      President and Chief Executive Officer
                          Dendrite International, Inc.
                            1200 Mount Kemble Avenue
                        Morristown, New Jersey 07960-6797
                     (Name and Address of Agent for Service)
                                 (201) 425-1200
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                     Proposed     Proposed
  Title of Each                      Maximum       Maximum            Amount
    Class of         Amount to be    Offering     Aggregate             of
Securities to be      Registered    Price Per     Offering         Registration
   Registered           (1)(3)        Share       Price(2)             Fee
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Common Stock, no        50,000      $7.9375     $396,875.00          $121.00
par value
===============================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales prices of the Company's common stock, no par value ("Common Stock"), as quoted through NASDAQ National Market, on December 24, 1996.
(3) This registration statement also registers an indeterminate number of shares of Common Stock which may be purchased by the ERISA trustee on behalf of the Plan on the open market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE


         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement (the "Plan") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

         The following documents filed with the Commission by the registrant, Dendrite International, Inc., a New Jersey corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Commission on March 29, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed with the Commission on May 15, 1996, August 15, 1996 and November 13, 1996, respectively.

         3. The description of the Company's Common Stock, no par value ("Common Stock") contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 24, 1995.

         4. The description of the Common Stock contained in the Company's Amendment No. 1 to the Registration Statement on Form 8-A filed with the Commission on June 9, 1995.

         5. The description of the Common Stock contained in the Company's Amendment No. 2 to the Registration Statement on Form 8-A filed with the Commission on June 21, 1995.

         6. The Company's Prospectus relating to the sale of 2,700,000 shares of Common Stock, filed with the Commission on March 8, 1996.

         7. The Plan's Annual Report on Form 11-K for year ended December 31, 1995 filed with the Commission on December 31, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

         The Company's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. In addition, the Company's Restated By-laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Company and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Company believes that the protection provided by these provisions will help the Company attract and retain qualified individuals to serve as officers and directors. These provisions also will limit the remedies available to a stockholder who is dissatisfied with a Board decision protected by these provisions, and such stockholder's only remedy may be to bring a suit to prevent the Board's action.

         The Company maintains a directors' and officers' liability insurance policy.

Item 7.  Exemption from Registration Claimed

         Not Applicable

Item 8.  Exhibits

Exhibit
  No.             Description

3.1               Restated Certificate of Incorporation of the
                  Company dated November 30, 1995 (incorporated by reference to Exhibit 3.1 to the Company's
                  Quarterly Report on Form 10-Q, filed with the Commission on August 15, 1996).

3.2 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, filed with the Commission on November 13, 1995).

4.1 Specimen of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's
                  Registration Statement on Form S-1 filed with the Commission on May 17, 1995).

4.2 Dendrite Inc. 401(K) Retirement Savings Plan dated as of July 1, 1990, as amended.

5.1 Opinion of Sullivan & Cromwell as to compliance of the provisions of the Plan with the Employee
                  Retirement Income Security Act of 1974, as amended ("ERISA").

23.1              Consent of Sullivan & Cromwell (contained in
                  Exhibit 5.1 attached hereto).

23.2 Consent of Arthur Andersen LLP, independent public accountants.

23.3              Consent of Gregory J. Mosley, C.P.A.

24.1 Power of Attorney is included in the signature page of the Registration Statement.

Item 9.           Required Undertakings.

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Harding, State of New Jersey, on the 31st day of December, 1996.

                                        DENDRITE INTERNATIONAL, INC.


                                        By: /s/ John E. Bailye
                                                   John E. Bailye
                                              Chief Executive Officer
                                                     and President


                                Power of Attorney

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John E. Bailye and Charles C. Warczakowski, and each of them acting individually, as his attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign the registration statement on Form S-8 of Dendrite International, Inc. and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective or post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

            Name                      Title                    Date


/s/ John E. Bailye
    John E. Bailye               Chief Executive          December 31, 1996
                                 Officer, President
                                 and Director


/s/Charles C. Warczakowski
   Charles C. Warczakowski       Vice President,           December 31, 1996
                                 Finance, Secretary
                                 and Treasurer (Chief
                                 Financial Officer
                                 and Principal
                                 Accounting Officer)


/s/ Bernard Goldsmith
      Bernard Goldsmith          Director                  December 31, 1996


/s/ John H. Martinson
      John H. Martinson          Director                  December 31, 1996


/s/ Paul Margolis
        Paul Margolis            Director                  December 31, 1996

                                  EXHIBIT INDEX


Exhibits
   No.       Description

3.1          Restated Certificate of Incorporation of the
             Company dated November 30, 1995 (incorporated by reference to Exhibit 3.1 to the Company's
             Quarterly Report on Form 10-Q, filed with the Commission on August 15, 1996).

3.2 By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, filed with the Commission on November 13, 1995).

4.1 Specimen of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's
             Registration Statement on Form S-1 filed with the Commission on May 17, 1995).

4.2 Dendrite Inc. 401(k) Retirement Savings Plan dated as of July 1, 1990, as amended.

5.1 Opinion of Sullivan & Cromwell as to compliance of the provisions of the Plan with ERISA.

23.1         Consent of Sullivan & Cromwell (contained in
             Exhibit 5.1 attached hereto).

23.2 Consent of Arthur Andersen LLP, independent public accountants.

23.3         Consent of Gregory J. Mosley, C.P.A.

24.1 Power of Attorney is included in the signature page of the Registration Statement.